Exhibit 10.79

                 AMENDMENT NO. 1 TO THE FLEMING COMPANIES, INC.
                      EXECUTIVE DEFERRED COMPENSATION PLAN


     Pursuant to the authority vested in the undersigned, the Fleming Companies, Inc. Executive Deferred Compensation Plan (the "Plan") is hereby amended as follows:

     Subsection 2.1(mm) of the Plan is hereby amended by adding to said Subsection the following:

     "Provided, in addition to `Years of Credited Service' being credited as provided under the Qualified Plan, with respect to any Participant who has been selected for participation in the Fleming Companies, Inc. Key Executive Retention Plan (the `Retention Plan') then, for each completed `year' (as defined in the Retention Plan), that the Participant participates in the Retention Plan, such Participant will be credited with an additional two Years of Credited Service under this Plan. With respect to any additional Years of Credited Service credited to the Participant for participation in the Retention Plan, such years will be considered for purposes of calculating such Participant's Supplemental Normal Retirement Income as provided in
     Section 5.1(a) herein, assuming such additional Years of Credited Service were earned under the Qualified Plan for purposes of calculating the Participant's Qualified Plan Benefit and for vesting, but such additional service will not be considered for purposes of calculating the actual Qualified Plan Benefit earned at any point in time as provided in Section 5.1(b) herein. In addition, such additional Years of Credited Service will be considered for purposes of calculating the Participant's Supplemental Normal Retirement Income in the event of a Change of Control as provided in Section 9.2 herein, and such additional benefit shall be part of the Participant's Supplemental Normal Retirement Income which will become 100% vested and nonforfeitable upon the occurrence of Change of Control, as provided in Section 9.2 hereof. Further, payments under the Fleming Companies, Inc. 2001 Corporate Officer Long-Term Incentive Plan, the Retention Plan or any other plan or agreement sponsored by the Company under which payments are designated to be for retention of the Participant to remain in the employ of the Company will not be considered as `compensation,' Annual Final Compensation or for any other purpose under the Plan."

     Except as otherwise provided in this Amendment No. 1, the Fleming Companies, Inc. Executive Deferred Compensation Plan is hereby ratified and confirmed in all respects.

     Executed this 27th day of February, 2001.

                                          FLEMING COMPANIES, INC., an Oklahoma
                                          corporation


ATTEST:                                   BY SCOTT M. NORTHCUTT
                                             Scott M. Northcutt, Executive
                                             Vice President - Human Resources
CARLOS HERNANDEZ
Carlos Hernandez, Senior Vice
President, General Counsel and
Secretary